                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Filed by the Registrant  [X]
        Filed by a Party other than the Registrant  [ ]
        Check the appropriate box:
        [ ]    Preliminary Proxy Statement                [ ]  Confidential, For Use of the Commission
        [X]    Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
        [ ]    Definitive Additional Materials
        [ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    THQ INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [X]    No fee required
        [ ]    Fee computed on table below per Exchange Act Rules
               14a-6(i)(1) and 0-11.
        (1)    Title of each class of securities to which transaction applies:


               Not applicable
--------------------------------------------------------------------------------
        (2)    Aggregate number of securities to which transactions applies:

               Not applicable
--------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               Not applicable
--------------------------------------------------------------------------------
        (4)    Proposed maximum aggregate value of transaction:

               Not applicable
--------------------------------------------------------------------------------
        (5)    Total fee paid:

               Not applicable
--------------------------------------------------------------------------------

        [ ]    Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
        [ ]    Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)    Amount previously paid:

               Not applicable
--------------------------------------------------------------------------------
        (2)    Form, Schedule or Registration Statement No.:

               Not applicable
--------------------------------------------------------------------------------
        (3)    Filing Party:

               Not applicable
--------------------------------------------------------------------------------
        (4)    Date Filed:

               Not applicable
--------------------------------------------------------------------------------

                                [THQ LETTERHEAD]



                                  JUNE 23, 2000


Dear Fellow Stockholder:


        You are cordially invited to attend the Annual Meeting of Stockholders of THQ Inc. (the "Company") scheduled to be held at 1:00 p.m., Pacific Daylight Time, on Friday, July 21, 2000 at the Hyatt Westlake Plaza, 880 South Westlake Boulevard, Westlake Village, California. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

        At the meeting, stockholders will be asked to elect six directors to our Board of Directors and to consider and act on approval of an amendment to our 1997 Stock Option Plan to (a) restrict the number of shares of common stock for which new option grants may be made in any fiscal year to any one single person to 300,000 shares, (b) authorize the Compensation Committee in limited circumstances to grant replacement options for the tax and accounting benefit of the Company; provided that such replacement options shall not include additional benefits and shall have an exercise price that is not lower than the option being replaced, and (c) make certain technical, clarifying changes to the tax withholding and adjustment provisions of the Plan. Information regarding these matters is set forth in the accompanying Notice of 2000 Annual Meeting of Stockholders and Proxy Statement, to which you are urged to give your prompt attention.

        It is important that your shares of stock be represented and voted at the meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person, should you wish to attend the meeting.

        We hope you can join us on July 21st and appreciate your continued interest.


                                   Very truly yours,


                                   Brian J. Farrell
                                   President and
                                   Chief Executive Officer

                                [THQ LETTERHEAD]



                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 21, 2000



To the Stockholders of THQ Inc.:

        NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Meeting") of THQ Inc., a Delaware corporation (the "Company"), will be held at 1:00 p.m., Pacific Daylight Time, on Friday, July 21, 2000, at the Hyatt Westlake Plaza, 880 South Westlake Boulevard, Westlake Village, California, for the following purposes, all as set forth in the attached Proxy Statement:

        1. To elect six directors to serve until the next annual meeting and until their successors are elected and qualify;

        2. To consider and act on approval of an amendment to our 1997 Stock Option Plan to (a) restrict the number of shares of common stock for which new option grants may be made in any fiscal year to any one single person to 300,000 shares, (b) authorize the Compensation Committee in limited circumstances to grant replacement options for the tax and accounting benefit of the Company; provided that such replacement options shall not include additional benefits and shall have an exercise price that is not lower than the option being replaced, and (c) make certain technical, clarifying changes to the tax withholding and adjustment provisions of the Plan; and

        3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on June 20, 2000 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting and any adjournment thereof.


                                 By Order of the Board of Directors

                                 Fred Gysi
                                 Chief Financial Officer,
                                 Vice President-Finance and Administration,
                                 Treasurer and Secretary


Calabasas Hills, California
June 23, 2000

        THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. CONSEQUENTLY, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT, AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON AT THE MEETING. YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST THE COMPANY IN PREPARATION FOR THE MEETING. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                                [THQ LETTERHEAD]



                           ----------------

                            PROXY STATEMENT

                    ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD JULY 21, 2000
                           ----------------



        This Proxy Statement is furnished to holders of shares of common stock, par value $.01 per share ("Common Stock"), of THQ Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of Common Stock for use at the 2000 Annual Meeting of Stockholders of the Company (the "Meeting"), for the purposes set forth in the foregoing notice of the Meeting, and at any and all adjournments of the Meeting. The Meeting will be held at 1:00 p.m., Pacific Daylight Time, on Friday, July 21, 2000, at the Hyatt Westlake Plaza, 880 South Westlake Boulevard, Westlake Village, California. All properly executed proxies in the accompanying form received by us prior to the Meeting will be voted at the Meeting. Any proxy may be revoked at any time before it is exercised by giving notice in writing to our Secretary, by granting a proxy bearing a later date or by voting in person at the Meeting.

        This Proxy Statement and the enclosed proxy are first being mailed or otherwise released to stockholders entitled to vote at the Meeting on or about June 23, 2000. Our audited financial statements, together with the report thereon of Deloitte & Touche LLP and certain other information concerning our company, are included in our Annual Report for the year ended December 31, 1999, which is being mailed with this Proxy Statement.

        Our mailing address is 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301.

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
          MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT
                    PROMPTLY IN THE RETURN ENVELOPE PROVIDED.






               THE DATE OF THIS PROXY STATEMENT IS JUNE 23, 2000.

                                  INTRODUCTION

                            MATTERS TO BE CONSIDERED



        At the Meeting, our stockholders will consider and vote upon (i) the election of six directors to serve for one year and until their successors have been elected and shall have qualified; (ii) the approval of an amendment to our 1997 Stock Option Plan to (a) restrict the number of shares of Common Stock for which new option grants may be made in any fiscal year to any one single person to 300,000 shares, (b) authorize the Compensation Committee in limited circumstances to grant replacement options for the tax and accounting benefit of the Company; provided that such replacement options shall not include additional benefits and shall have an exercise price that is not lower than the option being replaced, and (c) make certain technical, clarifying changes to the tax withholding and adjustment provisions of the Plan; and (iii) such other business as may properly come before the Meeting and any adjournment thereof. The Board does not know of any matter to be presented at the Meeting other than those described in the Proxy Statement.

                         VOTING RIGHTS AND VOTE REQUIRED

        The Board of Directors (the "Board") has fixed June 20, 2000, as the date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, 19,208,900 shares of Common Stock were outstanding (the "Shares").

        A majority of the outstanding Shares must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and shares held by a broker or other nominee holding shares for a beneficial owner that are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (a "broker non-vote") will be counted as present for purposes of determining the presence of a quorum for the Meeting.

        Each holder of record of Common Stock on the Record Date is entitled to one vote for each share of Common Stock so held on each matter to be voted upon at the Meeting.

        The six directors to be elected at the Meeting will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting in person or by proxy. Because the six directors will be elected by plurality vote (i.e., the six persons receiving the highest number of favorable votes will be elected) and assuming such election is uncontested, votes withheld from any one or more nominees and broker non-votes will not have any effect on the outcome of the election of directors.

        Approval of the Stock Option Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the total number of shares present and entitled to vote on each such proposal. Accordingly, although not counted as a vote "for" or "against" a proposal, an abstention on any such proposal will have the same effect as a vote "against" that proposal. Broker non-votes will not be counted in determining the number of shares present and entitled to vote on each such proposal, and will have no effect on the outcome.

                 SOLICITATION, VOTING AND REVOCATION OF PROXIES

        In connection with the solicitation by the Board of proxies for use at the Meeting, the Board has designated Brian J. Farrell and Fred A. Gysi as proxies. Shares of Common Stock represented by proxies in the accompanying form, properly executed, received prior to the Meeting and not revoked, will be voted at the Meeting in accordance with the instructions specified thereon. IF NO INSTRUCTIONS ARE SPECIFIED, SHARES OF COMMON STOCK REPRESENTED BY ANY SUCH PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS" AND FOR THE PROPOSED AMENDMENT TO OUR 1997 STOCK OPTION PLAN, AND IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH REGARD TO ALL OTHER MATTERS, IF ANY, THAT MAY BE PRESENTED AT THE MEETING AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING. The Board is not aware of any matter that will come before the Meeting other than as described above.

        A stockholder may revoke his or her proxy at any time prior to its exercise by filing with our Secretary at our principal executive office at 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301 a notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting will not, in itself, constitute a revocation of a previously granted proxy.

        In the event that the votes necessary to approve any one or more of the foregoing proposals have not been obtained by the date of the Meeting, the chairman of the Meeting may, in his discretion, adjourn the Meeting from time to time to permit the solicitation of additional proxies by the Board.

        The costs of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement and the enclosed proxy, will be paid by us. Proxies may be solicited by any appropriate means by our directors, officers and regular employees, who will receive no additional compensation therefor. In addition to the use of the mails, solicitation may be made by our employees personally or by mail or telephone, telecopier or other appropriate means of communication. We intend to request brokerage houses, custodians, nominees and others who hold stock in their names to solicit proxies from the persons who own stock, and such brokerage houses, custodians, nominees and others will be reimbursed for their out-of-pocket expenses and reasonable clerical expenses.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL. 1)


        Pursuant to our Bylaws, the number of directors constituting the full Board of Directors has been fixed by the Board at six. Accordingly, action will be taken at the meeting to elect a Board of six directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall be duly elected and shall qualify. It is the intention of the persons named in the accompanying form of proxy, unless stockholders otherwise specify by their proxies, to vote for the election of the nominees named below, each of whom is now a director. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director. Should any of the nominees be unable or unwilling to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors.

        Certain information concerning each of the persons proposed by the Board for election at the Meeting as a director is set forth below:


                  Name                       Age           Position
                  ----                       ---           --------
                  Brian J. Farrell           46            Director, President and Chief Executive Officer
                  Jeffrey C. Lapin           42            Director and Vice Chairman
                  Lawrence Burstein          57            Director
                  Bruce Jagid                60            Director
                  James L. Whims             45            Director
                  Greg Ballard               46            Director


        BRIAN J. FARRELL has been our President and Chief Executive Officer since January 1995 and a director since March 1993. Between October 1992 and January 1995, Mr. Farrell served as our Executive Vice President and Chief Operating Officer. From July 1991 to October 1992, Mr. Farrell served as our Vice President, Chief Financial Officer and Treasurer. From 1984 until joining us, Mr. Farrell was Vice President and Chief Financial Officer of Starwood Hotels & Resorts (then known as Hotel Investors Trust), a real estate investment trust ("Starwood"). Mr. Farrell was employed by Deloitte Haskins & Sells, a predecessor of Deloitte & Touche LLP, an international accounting firm and our current auditors ("Deloitte"), from 1978 to 1984 and is a certified public accountant.

        JEFFREY C. LAPIN has been our Vice Chairman and an employee since October 1998 and a director since April 1995. From July 1996 through October 1998, Mr. Lapin was the President and Chief Operating Officer of House of Blues, Inc. Hospitality and Executive Vice President of House of Blues, Inc. Entertainment. From January 1995 to June 1996, Mr. Lapin was the President and Chief Operating Officer of Starwood, and from May 1991 to January 1995 Mr. Lapin was the President and Chief Executive Officer of Starwood. Mr. Lapin was a Vice President of Starwood from January 1988 to May 1991, the Secretary of Starwood from September 1986 to May 1991, and served as a Trustee of Starwood from September 1992 to June 1996. Prior to his employment by Starwood, Mr. Lapin was an attorney at Mitchell, Silberberg & Knupp in Los Angeles.

        LAWRENCE BURSTEIN has been a director since July 1991. Since March 1996, Mr. Burstein has been President, director and a stockholder of Unity Venture Capital Associates Ltd., a private investment company. From 1986 through March 1996, Mr. Burstein was President, a director and a principal stockholder of Trinity Capital Corporation, a private investment company. Mr. Burstein is a director of Brazil Fast Food Corp., CAS Medical Systems, Inc., MNI Group, Inc., I.D. Systems, Inc. and Quintel Communications, Inc.

        BRUCE JAGID has been a director since April 1995. Mr. Jagid is an investor and also serves as President of Brumar Industries and Coining Technologies, Inc. From April 1991 to January 1999, Mr. Jagid was the Chairman and Chief Executive Officer of Ultralife Batteries, Inc. ("Ultralife"), a manufacturer of lithium batteries. From 1970 to 1989 Mr. Jagid was President of Power Conversion Inc. Mr. Jagid is also a director of I.D. Systems, Inc. and Ultralife.

        JAMES L. WHIMS has been a director since April 1997. Since 1996, Mr. Whims has been a Managing Director of Techfund Capital I, L.P. and TechFund Capital II, L.P., venture capital firms concentrating on high-technology enterprises. From 1994 to 1996, Mr. Whims was Executive Vice President of Sony Computer Entertainment of America. From 1990 to 1994, Mr. Whims was Executive Vice President of The Software Toolworks Inc. Mr. Whims is also a director of 3Dfx Interactive, Inc. ("3Dfx"), which designs and develops 3D media processors and software ("3Dfx"), as well as numerous private companies in his portfolio.

        L. GREG BALLARD has been a director since April 1999. Since January 2000, Mr. Ballard has been the Chief Executive Officer at MyFamily.com, a leading community internet company. Prior to that, from December 1996 until November 1999, Mr. Ballard was the President and Chief Executive Officer of 3Dfx. From May 1995 to November 1996,

        Mr. Ballard was the President of Capcom Entertainment, Inc., a videogame and multimedia entertainment company. From 1994 to March 1995, Mr. Ballard served as Chief Operating Officer and Chief Financial Officer of Digital Pictures, Inc., a video game company. From 1991 to 1994, Mr. Ballard was President and Chief Executive Officer of Warner Custom Music Corp., a multimedia marketing division of Time Warner, Inc. Previously, Mr. Ballard was President and Chief Operating Officer of Personics Corp., a predecessor to Warner Music. In addition, Mr. Ballard has worked for Boston Consulting Group and as an attorney in Washington, D.C. Mr. Ballard is also a director of 3Dfx, MyFamily.com and Pinnacle Systems.

        There are no family relationships between any of our directors and executive officers. Directors are elected annually by the stockholders and hold office until the next annual meeting and until their respective successors are elected and qualified.

                      COMMITTEES OF THE BOARD OF DIRECTORS

        We have an Audit Committee, a Compensation Committee and a Mergers and Acquisitions Committee. The Board of Directors does not have a nominating committee, and the usual functions of such committee are performed by the entire Board of Directors.

        AUDIT COMMITTEE. The functions of the Audit Committee include recommendations to the Board of Directors with respect to the engagement of our independent certified public accountants and the review of the scope and effect of the audit engagement. The Audit Committee, whose current members are Messrs. Burstein, Jagid and Ballard, met two times during 1999.

        COMPENSATION COMMITTEE. The function of the Compensation Committee is to make recommendations to the Board with respect to compensation of management employees. In addition, the Compensation Committee determines the persons to whom options should be granted under our stock option plans and the number of options granted to each person, and administers plans and programs relating to employee benefits, incentives and compensation. The current members of the Compensation Committee are Messrs. Burstein and Whims. The Compensation Committee met five times during 1999.

        MERGERS AND ACQUISITIONS. The function of the Mergers and Acquisitions Committee is to investigate, analyze, advise and make recommendations to the Board with respect to potential acquisitions. The Mergers and Acquisitions Committee, whose current members are Messrs. Burstein, Jagid and Whims, did not meet during 1999.

                       MEETINGS OF THE BOARD OF DIRECTORS

        In 1999, there were six meetings of the Board of Directors held in person or by conference telephone call. Each Director attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees of the Board of which he was a member.

                              DIRECTOR COMPENSATION

        Directors who are also employees and officers of our company are not paid any compensation for service as directors. Non-employee directors are compensated by cash payments comprised of $12,000 plus $1,500 for attendance at each Board meeting held in person and $500 for attendance at each Board meeting held by telephone, and the grant of options pursuant to our 1997 Stock Option Plan. Pursuant to such plan, each non-employee director is granted options to purchase 3,750 shares of Common Stock on the first day of each fiscal quarter at a per share exercise price equal to the market price of a share of Common Stock on the date of grant.

        During 1999, each of the non-employee directors received grants under our 1997 Stock Option Plan of options exercisable for 22,500 shares of Common Stock, with the exception of L. Greg Ballard who has been a director since April 1999 and received grants of options exercisable for 16,875 shares during 1999.

        COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

        Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, our executive officers and directors are required to file with the SEC and the Nasdaq Stock Market reports of ownership and changes in ownership of our Common Stock. Copies of such reports are required to be furnished to us. Based solely on our review of the copies of such reports furnished to us or on written representations to us that no such reports were required, we believe that during the year ended December 31, 1999, all of our executive officers and directors and all beneficial owners of more than 10% of our Common Stock filed on a timely basis all reports, if any, required by Section 16(a) of the Exchange Act.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT



                             PRINCIPAL STOCKHOLDERS


        The following table sets forth information as to all persons who are, to our knowledge, the beneficial owners of 5% or more of our outstanding Common Stock as of June 20, 2000.



                                                           AMOUNT AND
                                                             NATURE                  PERCENT
                                                          OF BENEFICIAL                OF
NAME AND ADDRESS(1)                                         OWNERSHIP                 CLASS
-------------------                                       -------------              -------
Scudder Kemper Investments, Inc.                            1,174,450                 6.1%
345 Park Avenue, New York, New York 10154



------------------

(1) Based on information set forth in Form 13F filed April 11, 2000 with the Securities and Exchange Commission by Scudder Kemper Investments, Inc.

                       BENEFICIAL OWNERSHIP OF MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of June 20, 2000 by each of our directors as of that date, by each of our executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise indicated below, each individual named in the table has sole voting power and sole investment power with respect to all the shares beneficially owned, subject to community property laws, where applicable.



                                                       AMOUNT AND
                                                         NATURE                        PERCENT
                                                     OF BENEFICIAL                       OF
NAME AND ADDRESS(1)                                    OWNERSHIP                        CLASS
-------------------                                  -------------                     ------
Brian J. Farrell                                       483,000(2)                        2.5%

Jeffrey C. Lapin                                       220,000(3)                        1.1%

Lawrence Burstein                                      135,753(4)                          *

Bruce Jagid                                            114,501(5)                          *

James L. Whims                                         148,005(6)                          *

L. Greg Ballard                                         24,375(7)                          *

Fred Gysi                                               16,751(8)                          *

Alison Locke                                            26,252(9)                          *

Tim F. Walsh                                            35,941(10)                         *

All Directors and Executive Officers                 1,204,579(11)                       6.2%
as a group (9 individuals)

-----------------

*       Less than 1%.

(1) The address for each individual is c/o THQ Inc., 27001 Agoura Road, Calabasas Hills, California 91301.

(2) Includes 450,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(3) Includes 200,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(4) Includes 108,755 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(5) Includes 108,751 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(6) Includes 41,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days and 55,147 shares of Common Stock held of record by TechFund Capital L.P. ("TechFund"). Mr. Whims is a managing member of the general partner of TechFund and accordingly may be deemed to share beneficial ownership of the shares of Common Stock held of record by TechFund. Mr. Whims disclaims beneficial ownership of such shares.

(7) Includes 24,375 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(8) Includes 11,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(9) Includes 13,127 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(10) Includes 26,595 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(11) Includes an aggregate of 984,103 shares of Common Stock issuable upon exercise of options within 60 days.

                             EXECUTIVE COMPENSATION

                               EXECUTIVE OFFICERS



        Our executive officers include Messrs. Farrell, Lapin, Gysi and Walsh and Ms. Alison Locke. Information with respect to Messrs. Farrell and Lapin is located elsewhere in this Proxy Statement. All of our executive officers are appointed by and serve at the discretion of the Board of Directors.

        FRED A. GYSI (age 45) has been our Vice President - Finance and Administration, Chief Financial Officer, Treasurer and Secretary since November 1997. From October 1996 to October 1997, Mr. Gysi was the Chief Financial Officer of HPM-Stadco, a manufacturing company. From August 1995 to October 1996, Mr. Gysi was the President and co-founder of GP Management Consulting, a provider of financial, operations and systems consulting services to emerging and middle market companies. From 1992 to 1995, Mr. Gysi was a partner at Collett & Levy, an accounting firm. Mr. Gysi was employed by Deloitte from 1980 to 1992 and was a partner of that firm from 1988 to 1992.

        ALISON LOCKE (age 45) was appointed Senior Vice President - Sales and Marketing in February 1999. Ms. Locke is responsible for all sales and marketing activities in North America. From January 1995 to January 1999, Ms. Locke served as our Senior Vice President - Sales. From 1991 to January 1995, Ms. Locke served as our Vice President - Sales. Previously, Ms. Locke served as Vice President of Computer Product and Nintendo Game Sales for Data East USA Incorporated, an interactive entertainment company, and in various sales capacities with Activision Inc. and Broderbund Software, Inc.

        TIM F. WALSH (age 36) has been our Vice President - International since January 1998. From May 1997 to January 1998 he was our Director of International. Mr. Walsh was Director of International and OEM Sales of Accolade, a publisher of video and PC game software from January 1996 to May 1997. From September 1993 to December 1995, Mr. Walsh held various positions at Time Warner Interactive.

                               COMPENSATION TABLE

        The following tables summarizes the compensation for the fiscal years ended December 31, 1997, 1998 and 1999 of our Chief Executive Officer and our other most highly compensated executive officers whose cash compensation exceeded $100,000 in 1999 (the "Named Executives")*:



                           SUMMARY COMPENSATION TABLE


                                                       ANNUAL COMPENSATION                        AWARDS
                                          -------------------------------------------------     -----------
                                                                                OTHER             SHARES
      NAME AND                                                                  ANNUAL          UNDERLYING        ALL OTHER
 PRINCIPAL POSITION          YEAR         SALARY(1)         BONUS           COMPENSATION(2)      OPTIONS(3)      COMPENSATION
 ------------------          ----         ---------         -----           ---------------     -----------      ------------
Brian J. Farrell             1999         $370,154         $360,000               --              150,000         $  6,000(4)
President and Chief          1998         $310,109         $300,000               --              225,000         $  6,000(4)
Executive Officer            1997         $308,769         $300,000               --              112,500         $  6,000(4)

Jeffrey C. Lapin(5)          1999         $225,866         $225,000               --               75,000         $  6,000(6)
Vice Chairman                1998               --         $ 25,000               --              322,500         $ 40,000(7)
                             1997               --               --               --               22,500               --

Fred A. Gysi                 1999         $168,333         $ 50,000               --               30,000         $  6,000(8)
CFO, V.P. - Finance          1998         $149,380         $ 40,000               --               33,750         $  6,000(8)
and Administration,          1997         $ 24,038         $  5,000               --               90,000               --
Treasurer and
Secretary

Alison Locke                 1999         $196,692         $250,198               --               60,000         $  6,000(8)
Senior V.P.-                 1998         $147,335         $286,910               --               39,375         $  6,000(8)
Sales and Marketing          1997         $152,584         $166,497               --               61,875         $  6,000(8)

Tim F. Walsh                 1999         $150,577         $146,876               --               45,000         $  6,000(9)
V.P.- International          1998         $110,039         $121,876               --               33,750         $  6,000(9)
                             1997         $ 60,769         $ 30,000               --               90,000         $  1,846(9)



----------------


(1) Included in each Named Executive's salary are amounts that were deferred by such Named Executive pursuant to our Defined Contribution Plan.

(2) Amounts shown do not include amounts expended by us pursuant to plans (including group life and health) that do not discriminate in scope, terms or operation in favor of our executive officers or directors and that are generally available to all salaried employees. The value of such benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(3) Awards of stock option grants have been adjusted to reflect the 50% stock dividends distributed in August 1998 and December 1999.

(4) The amounts shown for 1997, 1998 and 1999 reflect matching contributions in the amounts of $6,000 made by us in accordance with our Defined Contribution Plan. This amount does not reflect special awards and payments Mr. Farrell is entitled to receive if his employment is terminated as a result of a change in control of our company, which would have had a value of approximately $887,000 as of December 31, 1997 and 1998, and $1,196,000 as of December 31, 1999. See "Employment Agreement with Brian J. Farrell."

(5)     Mr. Lapin joined the Company in October 1998.

(6) The amount shown for 1999 reflects a matching contribution in the amount of $6,000 made by us in accordance with our Defined Contribution Plan. This amount does not reflect special awards and payments Mr. Lapin is entitled to receive if his employment is terminated as a result of a change in control of our company, which would have had a value of approximately $822,250 as of December 31, 1999. See "Employment Agreement Jeffrey C. Lapin."

(7) The amount shown reflects the amount paid to Mr. Lapin for consulting services rendered by him prior to Mr. Lapin becoming an employee.

(8) The amounts shown for 1997, 1998 and 1999 reflect matching contributions in the amount of $6,000 made by us in accordance with our Defined Contribution Plan.

(9) The amounts shown for 1997, 1998 and 1999 reflect matching contributions in the amount of $1,846, $6,000 and $6,000, respectively, made by us in accordance with our Defined Contribution Plan.

* Named Executives does not include Mr. L. Michael Haller, who resigned on December 15, 1999. In 1997 Mr. Haller earned $146,423 in salary and $125,000 in bonus, and was granted options to purchase 67,500 shares of Common Stock. In 1998 he earned $170,448 in salary and $140,000 in bonus, and was granted options to purchase 76,875 shares of Common Stock. In 1999 Mr. Haller earned $233,688 in salary. Matching contributions in the amounts of $5,875, $6,000 and $6,000 were made by us during 1997, 1998 and 1999, respectively, in accordance with our Defined Contribution Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR


        The following table sets forth the number of stock options granted to each of the Named Executives during the fiscal year ended December 31, 1999. The table also sets forth the potential realizable value of such stock options in the year of their expiration at arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full five-year term of the stock options. No gain to the Named Executives is possible without an increase in the price of our Common Stock, which will benefit all stockholders proportionately. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of our Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.


                                                                                         POTENTIAL REALIZABLE VALUE AT
                                         PERCENT OF                                         ASSUMING ANNUAL RATES OF
                          SHARES        TOTAL OPTIONS      EXERCISE OR                       STOCK APPRECIATION FOR
                        UNDERLYING        GRANTED TO       BASE PRICE-                           OPTION TERM(2)
                          OPTIONS        EMPLOYEES IN       PER-SHARE      EXPIRATION    ----------------------------
                        GRANTED(1)        FISCAL YEAR          (1)            DATE           5%               10%
                        -----------     -------------      -----------     ----------    -----------       ----------
Brian J. Farrell          150,000             11%          $   25.79       11/03/04       $1,069,121       $2,362,139

Jeffrey C. Lapin           75,000              6%          $   25.79       11/03/04       $  534,560       $1,181,084

Fred A. Gysi               30,000              2%          $   25.79       11/03/04       $  213,824       $  472,434

Alison Locke               60,000              5%          $   25.79       11/03/04       $  427,648       $  944,867

Tim F. Walsh               45,000              3%          $   25.79       11/03/04       $  320,736       $  708,651

------------
(1) One third of these options vests on each of the first, second and third anniversary of the date of grant of each option, November 4, 1999.

(2) For the stock options indicated, these amounts represent the exercise price multiplied by the annual appreciation rate shown compounded annually for the term of each option, less the exercise price, multiplied by the number of options granted. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of our stock price.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES


        The following table sets forth, for each of the Named Executives*, certain information regarding the number of stock options exercised during the fiscal year ended December 31, 1999 and the value of stock options held at fiscal year end.



                                                               NUMBER OF SHARES
                                                             UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                   OPTIONS                     IN-THE-MONEY OPTIONS
                                                               AT FISCAL YEAR-END              AT FISCAL YEAR-END(1)
                                                          ----------------------------    ------------------------------
                          SHARES
                          ACQUIRED       REALIZED
      NAME              ON EXERCISE       VALUE           EXERCISABLE    UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
      ----              -----------     ----------        -----------    -------------    -----------      -------------
Brian J. Farrell          150,000       $3,972,896          450,001          337,500       $8,547,388       $2,630,910

Jeffrey C. Lapin           90,000       $2,031,458          200,000          175,000       $2,404,160       $1,202,080

Fred A. Gysi               30,000       $  711,823           11,251           82,500       $  150,248       $  802,694

Alison Locke               49,840       $1,081,298               --          106,873               --       $  723,535

Tim F. Walsh               49,158       $1,129,343              346           97,497       $    5,789       $  852,345


------------
(1) Calculated based on the excess of fair market value of our common stock on December 31, 1999 over the respective exercise prices of the options.

* Named Executives does not include Mr. L. Michael Haller, who resigned on December 15, 1999. As a result of his option exercises during the fiscal year ended December 31, 1999, Mr. Haller acquired 87,500 shares of Common Stock with a realized value of $1,762,884. He had no remaining unexercised options at December 31, 1999.

                   EMPLOYMENT AGREEMENT WITH BRIAN J. FARRELL


        Mr. Farrell and we agreed on June 30, 1999 to amend and restate the terms of his employment agreement effective as of December 31, 1996 (as amended and restated, the "Employment Agreement") which provides for Mr. Farrell's employment by us through December 31, 2001 (the "Employment Period").

        The Employment Agreement provided for an annual base salary of $360,000 in 1999 and an annual bonus equal to the lesser of $360,000 or 4.5% of our annual net income before taxes for such year. The annual base salary and bonus is subject to annual review and may be increased for subsequent years. We also are required to provide Mr. Farrell with life insurance and disability insurance during, and for 12 months after, the Employment Period.

        The Employment Agreement provides that if Mr. Farrell's employment is terminated by him voluntarily or by us for "cause," he will be precluded without our consent during the subsequent 12 months from engaging, directly or indirectly, in any business activity that competes with our business and from detrimentally affecting any relationship between us and, or soliciting away from us, any of our customers, suppliers or employees. If the Employment Agreement is not renewed by either Mr. Farrell or by us prior to its scheduled expiration date, the noncompetition restriction will expire on March 31, 2002.

        The Employment Agreement also provides that in the event any person or group of persons (i) acquires or obtains the right to acquire 30% or more of our common stock, or (ii) (a) acquires at least 10% of our outstanding common stock, or (b) 10% of the combined voting power of our outstanding voting securities and the Board of Directors deems that the ownership of Common Stock by such person or group of persons would cause a material adverse impact on our business (a "Change of Control"):

        1. If Mr. Farrell's employment is subsequently terminated other than for cause or if he voluntarily terminates his employment within 180 days after the Change of Control, he will be entitled to receive a lump sum cash payment equal to 2.99 times the base compensation paid to him at the time of such Change of Control; and

        2. All options, warrants and other rights ("Options") held by Mr. Farrell to purchase Common Stock will immediately vest, or he will be entitled to surrender all of such Options and receive an amount in cash per share equal to the difference between the exercise prices of the Options surrendered and the greater of
                (i) the average price per share paid by the person acquiring control of our company, (ii) the average price paid in connection with a tender offer for our common stock, or (iii) the average trading price of our common stock on the date of termination of Mr. Farrell's employment.

                   EMPLOYMENT AGREEMENT WITH JEFFREY C. LAPIN

        We entered into an employment agreement with Mr. Lapin dated January 1, 1999 (the "Employment Agreement") to employ Mr. Lapin as our Vice Chairman through December 31, 2001 (the "Employment Period").

        The Employment Agreement provided for an annual base salary of $225,000 in 1999 and an annual bonus equal to the lesser of $225,000 or 3.5% of our annual net income before taxes for such year. The annual base salary and bonus is subject to annual review and may be increased for subsequent years. We also are required to provide Mr. Lapin with life insurance and disability insurance during, and for 12 months after, the Employment Period.

        The Employment Agreement provides that if Mr. Lapin's employment is terminated by him voluntarily or by us for "cause," he will be precluded without our consent during the subsequent 12 months from engaging, directly or indirectly, in any business activity that competes with our business and from detrimentally affecting any relationship between us and, or soliciting away from us, any of our customers, suppliers or employees. If the Employment Agreement is not renewed by either Mr. Lapin or by us prior to its scheduled expiration date, the noncompetition restriction will expire on March 31, 2002.

        The Employment Agreement also provides that in the event any person or group of persons (i) acquires or obtains the right to acquire 30% or more of our common stock, or (ii) (a) acquires at least 10% of our outstanding common stock, or (b) 10% of the combined voting power of our outstanding voting securities and the Board of Directors deems that the ownership of Common Stock by such person or group of persons would cause a material adverse impact on our business (a "Change of Control"):

        1. If Mr. Lapin's employment is subsequently terminated other than for cause or if he voluntarily terminates his employment within 180 days after the Change of Control, he will be entitled to receive a lump sum cash payment equal to 2.99 times the base compensation payable to him at the time of such Change of Control; and

        2. All options, warrants and other rights ("Options") held by Mr. Lapin to purchase Common Stock will immediately vest, or he will be entitled to surrender all of such Options and receive an amount in cash per share equal to the difference between the exercise prices of the Options surrendered and the greater of
                (i) the average price per share paid by the person acquiring control of our company, (ii) the average price paid in connection with a tender offer for our common stock, or (iii) the average trading price of our common stock on the date of termination of Mr. Lapin's employment.

                              SEVERANCE AGREEMENTS

        The Company has entered into severance agreements (the "Severance Agreements") with each of its executives except for Messrs. Farrell and Lapin. Mr. Farrell's and Mr. Lapin's employment agreements provide for the payment of benefits upon each individual's termination following a Change of Control as discussed above in "Employment Agreement with Brian J. Farrell" and "Employment Agreement with Jeffrey C. Lapin."

        The Severance Agreements provide for the payment of benefits to the executives upon a "Change in Control." The executives agree to not voluntarily leave our company without "Good Reason" until the earlier of (a) such attempted Change in Control terminates, or (b) if a Change in Control occurs, 90 days following such Change in Control.

        A "Change in Control" is defined, subject to certain exceptions, as an acquisition by any person or group of persons of 30% or more of either (a) the outstanding Common Stock, or (b) the combined voting power of the outstanding securities entitled to vote for the election of directors.

        "Good Reason" is defined to include any of the following events after a Change in Control: (a) any removal or involuntary termination of the executive;
(b) a reduction of the executive's rate of annual base salary as in effect immediately prior to the Change in Control or our failure to pay such salary;
(c) a requirement that the executive relocate; (d) our failure to provide the executive with compensation, vacation and other fringe benefits, expense reimbursement, and welfare benefits in accordance with the most favorable plans and benefits in effect for the peer officers of our company after the Change in Control; and (e) our failure to maintain the effectiveness of the Severance Agreements after the Change in Control.

        The Severance Agreements provide that if an executive's employment is terminated within the year following a Change in Control for any other reason, such executive will be entitled to receive, among other benefits, a cash amount equal to (i) one times such executive's annual base salary paid to such executive at the time of the Change in Control, plus (ii) one times such executive's annual bonus paid or payable to such executive in respect of our fiscal year immediately preceding the fiscal year in which the Change in Control occurs. In addition, if on the date of termination such executive's stock options are not fully vested, all such stock options shall become immediately vested and exercisable for such period as provided in the plan and/or agreement governing such options. If Messrs. Gysi and Walsh and Ms. Locke were terminated in accordance with the foregoing they currently would receive $215,000, $300,000 and $375,000, respectively.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Each of the members of the Compensation Committee in 1999, Messrs. Burstein and Whims, are non-employee Directors and neither have any direct or indirect material interest in, or relationship with, us outside of his position as a Director. To our knowledge, there were no other interrelationships involving members of the Compensation Committee or other Directors requiring disclosure.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We believe that there were no relationships or transactions with management during the year ended December 31, 1999 that need to be disclosed.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


        This report was prepared by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of independent directors who are not employees of the Company. The Committee has the responsibility for all compensation matters for the Company's executive officers. The current members of the Committee are Messrs. Burstein and Whims. The compensation of the Company's executive officers is determined by the Committee, in consultation with other members of the Board, based on the goals and policies established by the Board.

        The Company has an employment agreement with Mr. Farrell. In 1996, the Board approved the Committee's recommendation to amend and restate Mr. Farrell's employment agreement to extend its term for an additional four years at substantially the same level of compensation Mr. Farrell had been entitled to earn in 1997 under his prior employment contract. The Committee believes that ensuring Mr. Farrell's long-term commitment to the Company is in the best interest of its shareholders. In order to induce Mr. Farrell to make such commitment and to align a substantial portion of Mr. Farrell's compensation with the Company's results of operations, the amended employment agreement provides that Mr. Farrell's annual cash bonus will be equal to the lower of $300,000 or a percentage of net income earned by the Company. See "Employment Agreement with Brian J. Farrell."

        In January 1999, in recognition of the outstanding financial results of the Company in 1998 and the growth of the company during recent years, the Committee approved an increase in Mr. Farrell's base compensation to $360,000 per year commencing in 1999, and an increase in his maximum annual cash bonus, payable commencing in 2000 based on the Company's net income in 1999, to $360,000.

        The other executive officers' base salaries and cash bonuses are based on the level of responsibility and the job requirements of each such position. The Committee also considers compensation paid to other persons with comparable skills and experience in other companies in the interactive entertainment industry as well as the Company's performance in comparison to its competitors. The Committee reviews executive compensation annually based on the merit of each executive officer's performance in such officer's specific area of responsibility as well as the financial performance of the Company.

        It is also a fundamental objective of the Committee to provide the Company's executive officers with an opportunity to share in the success of the Company by granting to the executive officers options to purchase shares of Common Stock. The Committee has maintained a policy of rewarding the Company's executive officers with options each year in respect of recent contributions made by the executive officers to the Company. Special option grants are also made to executive officers if in the determination of the Committee an executive officer warrants additional compensation for such executive officer's efforts.


                                   Respectfully submitted,

                                   Lawrence Burstein
                                   James L. Whims

--------------------------------------------------------------------------------
                                PERFORMANCE GRAPH
--------------------------------------------------------------------------------
                         FISCAL YEAR ENDING DECEMBER 31


        The following chart compares the cumulative total stockholder returns on the shares of Common Stock since December 31, 1994 to the cumulative total returns over the same period of the NASDAQ (US) Market Index and Hambrecht and Quist High Technology Index. The Chart assumes that the value of the investment in the shares of Common Stock and each index was $100 at December 31, 1994 and that all dividends were reinvested.



                COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

                  AMONG THQ INC., NASDAQ (US) MARKET INDEX AND
                    HAMBRECHT AND QUIST HIGH TECHNOLOGY INDEX
                         FISCAL YEAR ENDING DECEMBER 31



                                 [INSERT GRAPH]







                                          1994      1995      1996      1997      1998      1999
                                          ----      ----      ----      ----      ----      ----
THQ Inc.                                  100        58       100       245       448       556

NASDAQ (US) Market                        100       141       174       213       300       542

Hambrecht and Quist High Technology       100       149       185       216       336       749

              APPROVAL OF PROPOSED AMENDMENTS TO STOCK OPTION PLAN
                                (PROPOSAL NO. 2)


        The Board of Directors is proposing for stockholder approval an amendment to the Company's 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan was adopted by the Board of Directors in March 1997 and approved by the stockholders of the Company in June 1997. The purposes of the 1997 Plan are to provide directors, officers and key employees of the Company with an opportunity to acquire an equity interest in the Company as a long-term incentive for them to remain in the Company's service and to align those individuals' interests with those of the Company's stockholders. The Board of Directors believes that stock options are a significant factor in the ability of the Company and its subsidiaries to attract and retain the services of key individuals who are critical to the Company's long-range growth and success.

        Currently, the Compensation Committee has the authority to grant options for the entire 4,125,000 shares of Common Stock for which options may be granted under the 1997 Plan to any one or more participants. The Board of Directors believes that it is desirable to further limit the authority of the Committee to grant options to a single participant. Accordingly, the Board of Directors has adopted and is submitting for stockholder approval an amendment to the 1997 Plan providing that the maximum aggregate number of shares of common stock for which new option grants may be made in any one fiscal year to any one single participant shall be 300,000 shares.

        Due to the frequency of changes in the technical rules governing the tax and accounting treatment of stock options, the Board of Directors also believes that it is in the best interests of the Company and its stockholders for the Compensation Committee to be able to grant replacement options under the Plan so as to enable the Compensation Committee to effectively change the terms of previously granted options in those situations where the Compensation Committee deems it appropriate in order to preserve for the Company the most advantageous tax and/or accounting treatment; provided, however, that the Compensation Committee is not authorized to grant a replacement option with a lower exercise price than the exercise price of the original option which is being replaced. Accordingly, the Board of Directors has adopted and is submitting for stockholder approval an amendment to the 1997 Plan providing that the Compensation Committee has the authority to grant replacement options in any fiscal year for up to 300,000 shares to any one single participant; provided that such replacement options may not have a lower exercise price than the original option being replaced.

        The Board of Directors has also adopted and is submitting for stockholder approval certain technical, clarifying amendments to those provisions of the 1997 Plan that govern tax withholding and adjustments in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin off or other similar change in capitalization or event or any distribution to holders of common stock of the Company other than a regular cash dividend. Such technical, clarifying amendments are intended to preserve favorable stock option accounting treatment for the Company and to provide that the adjustments described above apply to the automatic quarterly option grants to non-employee directors of the Company and to the new limitations on the authority of the Compensation Committee to grant options to a single participant as described above. Included as Appendix A is a copy of the 1997 Plan as proposed to be amended.

                             1997 PLAN OPTION GRANTS


        The following table sets forth certain information with respect to options granted under the 1997 Plan since its inception to (i) each of the Company's executive officers*, (ii) all current executive officers, as a group,
(iii) all current directors who are not executive officers, as a group, and (iv) all employees who are not executive officers, as a group. The option grants disclosed in the following table include those reflected in the two tables included above under the caption "Executive Compensation."


               NAME AND POSITION                           DOLLAR VALUE(1)           NUMBER OF SHARES
               -----------------                           ---------------           ----------------
Brian J. Farrell
President and Chief Executive Officer                        $  595,470                  487,501

Jeffrey C. Lapin
Vice Chairman                                                $   62,622                  108,750

Fred Gysi
CFO, Vice President - Finance and
Administration, Treasurer and Secretary                      $  383,436                  153,751

Alison Locke
Senior Vice President - Sales and Marketing                  $  357,107                  161,251

Tim Walsh
Vice President - International                               $  597,637                  168,751

Executive Officers, as a group
(5 individuals)                                              $1,996,272                1,080,004

Directors who are not Executive Officers, as a
group (4 individuals)                                                       $  187,867                  215,625


Employees who are not Executive Officers, as a
group (355 individuals)                                      $2,736,656                2,523,191

        If the stockholders of the Company do not approve the proposed amendments to the 1997 Plan the plan will continue in effect in its present form. Except as described above, the amount of compensation that will accrue to the Company's directors, executive officers and other employees pursuant to the 1997 Plan, if the proposed amendments are approved by the Company's stockholders, cannot be determined at this time.



----------------------

(1) Dollar value is calculated by subtracting the exercise price from the assumed fair market value of the Common Stock underlying the option and multiplying the result by the number of shares of Common Stock for which the exercise price is less than fair market value. Options with an exercise price in excess of fair market value have been excluded from this calculation. Fair market value was calculated based on the average of the high and low sales price of the Common Stock as reported on the Nasdaq National Market on June 20, 2000 which was $10.47 per share of Common Stock. There is no guarantee that if and when any option is exercised, it will have this value.

* Executive officers does not include Mr. L. Michael Haller, who resigned on December 15, 1999. The dollar value and number of shares granted to Mr. Haller under the 1997 Plan are $391,613 and 144,377, respectively.

                              SUMMARY OF 1997 PLAN


        The principal provisions of the 1997 Plan as proposed to be amended are summarized below. This summary is in all respects qualified by the provisions of the 1997 Plan itself.

        Administration. The 1997 Plan is administered by the Board of Directors or, if the Board so elects, by a committee (the "Committee") designated by the Board consisting of two or more directors of the Board. Each member of the Committee must be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Code. As used herein, the term "Committee" means the Board if no such committee is designated, and means such stock option committee during such times as it is so designated. Currently the 1997 Plan is administered by the Compensation Committee as described above under the caption "Compensation Committee."

        The Committee selects eligible persons for participation in the 1997 Plan and determines the number of shares of Common Stock subject to each option granted, the exercise price of such option, whether such option is a non-qualified stock option or an incentive stock option, the time and conditions of exercise of such option and all other terms and conditions of such option, including the form of the written option agreement between the Company and the optionee that evidences each option and sets forth the terms and conditions of such option (the "Agreement"). The Committee interprets the 1997 Plan and the application thereof, establishes such rules and regulations it deems necessary or desirable for the administration of the 1997 Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. The Committee may, subject to the requirements imposed under Section 162(m) of the Code in the case of an option intended to be qualified performance-based compensation, take action such that any or all outstanding options shall become exercisable in part or in full.

        The Committee may delegate some or all of its power and authority to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate. However, the Committee may not delegate its power and authority with regard to the selection for participation in the 1997 Plan of an executive officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an option grant to such an executive officer or other person.

        Available Shares. Under the 1997 Plan, 4,125,000 shares of Common Stock are available for option grants, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change or event, or any distribution to stockholders other than a regular cash dividend. The number of available shares will be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such options, then such shares of Common Stock will again be available under the 1997 Plan. The maximum number of share of Common Stock with respect to which new grants of options may be made during any calendar year to any person is 300,000 and the maximum number of shares of Common Stock with respect to which replacement options may be granted during any calendar year to any person is 300,000, subject in each case to adjustment as described above.

        Effect of Certain Transactions. In the event that the Company enters into an agreement to dispose of all or substantially all of its assets, to consummate a merger or consolidation in which the Company is not the surviving or resulting corporation (such distribution, merger, consolidation or sale being hereinafter referred to as a "Transaction"), the Committee must provide, at its election, for one or more of the following: (i) for each outstanding option, whether or not then exercisable, to be replaced with a comparable option to purchase shares of capital stock of a successor or purchasing corporation or a parent thereof, or (ii) for each outstanding option, whether or not then exercisable, to be assumed by a successor or purchasing corporation or a parent thereof on the same terms and subject to the same conditions, or (iii) for each outstanding option, whether or not then exercisable, to become exercisable during such period prior to the scheduled consummation of such Transaction as may be specified by the Committee.

        Effective Date, Termination and Amendment. The 1997 Plan became effective as of March 28, 1997 and will terminate ten years thereafter unless terminated earlier by the Board of Directors. Termination of the 1997 Plan will not affect the terms or conditions of any option granted prior to termination. The Board may amend the 1997 Plan as it shall deem advisable, subject to stockholder approval in certain circumstances. No amendment may be made without stockholder approval if the amendment would increase the maximum number of shares of Common Stock available under the 1997 Plan or extend the term of the 1997 Plan. No option issued under the Plan may be repriced or regranted at a lower exercise price or replaced by an option with a lower exercise price, without prior stockholder approval except as a result of an adjustment in the event of any stock split, stock dividend or similar change in capitalization.

        Non-Qualified Stock Options. The exercise price of each non-qualified stock option may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The maximum term of each non-qualified stock option is five years after the date of the grant.

        Incentive Stock Options. The exercise price of each incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date the option is granted; however, if the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "Ten Percent Holder"), the exercise price will be the price required by the Code, which is currently 110% of the fair market value of the Common Stock on the date the option is granted. The maximum term of each incentive stock option is five years after the date of the grant.

        Replacement Stock Options. The exercise price of each replacement stock option may not be less than the exercise price of the original option that is replaced by such replacement stock option. A replacement stock option may not include additional benefits.

        Termination of Employment. Upon termination of an optionee's employment with the Company by reason of the optionee's death or permanent and total disability, each option then held by that optionee will be exercisable to the extent that the option is exercisable on the effective date of such termination, for a period of no more than one year after the date of such termination, but in no event after the expiration date of such option. In the event of termination for "cause," each stock option shall terminate on the date of termination. "Cause" is defined in the 1997 Plan as (i) an optionee's termination of the optionee's employment for any reason, (ii) the optionee's willful and continued failure to substantially perform the optionee's duties with the Company, or
(iii) the optionee's willful engagement in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company's executives, any act of dishonesty, commission of a felony or a significant violation of any statutory or common law duty of loyalty to the Company. Or if the optionee is subject to a written employment agreement with the Company, "Cause" has the meaning ascribed thereto in such agreement and
(i) shall also include an optionee's termination of the optionee's employment for any reason, but (ii) shall not include termination by reason of an optionee's total disability notwithstanding any language to the contrary in such employment agreement. In the event of termination by the Company for any other reason, each option then held by that optionee will be exercisable to the extent that the option is exercisable on the effective date of such termination for a period of no more than three months after such termination, but in no event after the expiration date of such option. If a holder dies during the applicable one-year or three-month period following such termination, each option will be exercisable only to the extent that such option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of no more than one year from the date of death, but in no event after the expiration of such option.

        Director Options. On each January, April, July and October, each director who is not an employee of the Company is granted an option to purchase 3,750 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of the grant of such option. Such options are fully exercisable on and after their date of grant and expire five years thereafter.

        If a director ceases to be a director by reason of death or permanent and total disability, each option will be exercisable on the effective date of such cessation for a period of no more than one year after such date, but in no event after the expiration date of such option. In the event a director is removed from the Board of Directors for cause, each option held by such non-employee director shall terminate on the date of such removal. If a director ceases to be a director for any other reason, each option will be exercisable for a period of no more than three months after such cessation, but in no event after the expiration of such option. In the event a director dies during the applicable one-year or three-month period following cessation of his directorship, then each option may be exercised for a period of no more than one year from the date of death, but in no event after the expiration of such option.

        Federal Income Tax Consequences. The following is a brief overview of the U.S. federal income tax consequences generally arising with respect to options granted under the 1997 Plan.

        A participant receiving a non-qualified stock option under the 1997 Plan will not recognize taxable income upon the grant of the option, but will recognize taxable compensation at the time of exercise in the amount of the difference between the purchase price and the fair market value of the shares of Common Stock purchased on the date of exercise. At that time, the Company will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income.

        A participant receiving an incentive stock option will not recognize income at the time of grant or (except for purposes of the alternative minimum tax) exercise of the option, but will recognize income or loss upon disposition of the shares, which may be ordinary income or capital gain (or loss) depending on the length of time the shares have been held. The Company will not be entitled to any deduction with respect to the grant or exercise of a participant's incentive stock option. However, if the participant disposes of the shares acquired pursuant to the exercise of the option before the later of two years from the date of grant of the option and one year from the date of exercise, the Company will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as ordinary income and not capital gain.

        The affirmative vote of holders of a majority of the Shares represented at the Meeting in person or by proxy and entitled to vote will be necessary for shareholder approval of the amendment to the 1997 Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE 1997 PLAN. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the proposal to amend the 1997 Plan.

--------------------------------------------------------------------------------
                              INDEPENDENT AUDITORS
--------------------------------------------------------------------------------


        Our consolidated financial statements have been audited by Deloitte & Touche LLP ("Deloitte") through the fiscal year ending December 1999. Deloitte has been our independent auditors since 1991 and the Board of Directors intends to appoint Deloitte to be our independent auditors for the fiscal year ending December 31, 2000. Representatives of Deloitte are expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.


--------------------------------------------------------------------------------
                                 OTHER BUSINESS
--------------------------------------------------------------------------------


        We know of no business, other than as stated in the Notice of Annual Meeting of Stockholders, to be brought before the Meeting. If other matters should properly come before the meeting, proxies will be voted on such matters in accordance with the best judgment and discretion of the persons appointed by the proxies.



--------------------------------------------------------------------------------
                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING
--------------------------------------------------------------------------------

        Stockholder proposals to be presented at the 2001 Annual Meeting of Stockholders must be received by us at our principal executive offices at 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, addressed to the attention of the Secretary, not later than February 23, 2001 in order to be included in our proxy statement and form of proxy related to such meeting.



                                    By Order of the Board of Directors

                                    Fred Gysi
                                    Chief Financial Officer,
                                    Vice President-Finance and Administration,
                                    Treasurer and Secretary


June 23, 2000



                         PLEASE COMPLETE, DATE, SIGN AND
                           RETURN YOUR PROXY PROMPTLY

                                    EXHIBIT A


                                    THQ INC.
                              AMENDED AND RESTATED
                             1997 STOCK OPTION PLAN


                          (AMENDED AS OF JUNE 14, 2000)

                                I. INTRODUCTION



        1.1. PURPOSES. The purposes of the 1997 Stock Option Plan (this "Plan") of THQ Inc. (the "Company"), and its subsidiaries (individually a "Subsidiary" and collectively the "Subsidiaries") are (i) to align the interests of the Company's stockholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, consultants, advisors and well-qualified persons who are not officers or employees of the Company for service as directors of the Company, and (iii) to motivate such persons to act in the long-term best interests of the Company's stockholders. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

        1.2. ADMINISTRATION. This Plan shall be administered either by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") designated by the Board consisting of two or more members of the Board each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (if the Board wishes to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") an "outside director" within the meaning of
Section 162(m) of the Code. As used herein, the term "Committee" shall mean the Board if no such committee is designated, and shall mean such committee during such times as it is so designated.

        The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and shall determine the number of shares of Common Stock subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the written option agreement between the Company and the optionee that evidences each option and sets forth the terms and conditions of such option (the "Agreement"). The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish such rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an option intended to be qualified performance-based compensation, take action such that any or all outstanding options shall become exercisable in part or in full.

        The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an option grant to such an officer or other person.

        No member of the Board of Directors or the Committee, and neither the Chief Executive Officer nor other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

        A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

        1.3. ELIGIBILITY. Participants in this Plan shall consist of such officers, other employees, consultants and advisors of the Company and its Subsidiaries from time to time as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-employee directors of the Company shall be eligible to participate in this Plan in accordance with Article III.

        1.4. SHARES AVAILABLE. Subject to adjustment as provided in Section 4.7, 4,125,000 shares of the common stock, par value $0.01 per share, of the Company ("Common Stock"), shall be available for grants of options under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option, then such shares of Common Stock shall again be available under this Plan.

        Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

        The maximum aggregate number of shares of Common Stock for which new option grants may be made in any one fiscal year to any one single participant shall be three hundred thousand (300,000) and the maximum aggregate number of shares of Common Stock for which replacement option grants may be made in any one fiscal year to any one single participant shall be three hundred thousand (300,000).

                               II. STOCK OPTIONS


        2.1. GRANTS OF STOCK OPTIONS. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an incentive stock option, shall be a non-qualified stock option. An incentive stock option shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an incentive stock option. Each incentive stock option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any Subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute non-qualified stock options. "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported in the NASDAQ National Market System, or other exchange where the Common Stock is listed, on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which transactions were reported; provided that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

        2.2. TERMS OF STOCK OPTIONS. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an incentive stock option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an incentive stock option; provided further, that the purchase price per share of Common Stock purchasable upon exercise of a replacement option shall not be less than 100% of the purchase price per share of Common Stock purchasable upon exercise of the original option that is replaced by such replacement option.

        (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no stock option shall be exercisable later than five years after its date of grant. The Committee may, in its discretion, establish performance measures or other criteria which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock. Notwithstanding Section 2.3 hereof or the provisions of any Agreement, the Committee may in its sole and absolute discretion extend the time for the exercise of any option.

        (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) a combination of (A), (B) and (C), in each case to the extent not prohibited by the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request; provided, however, that notwithstanding the foregoing or anything in the Agreement relating to such option to the contrary, the Company shall have sole discretion to disapprove of an election pursuant to clauses (B)-(D). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

        2.3. TERMINATION OF EMPLOYMENT.

        (a) Total Disability. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of Total Disability, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment, and (ii) the expiration date of the term of such option. For purposes of this Plan, "Total Disability" shall, with respect to any optionee who at such time is employed by the Company, mean the permanent and total disability of such optionee as described in such optionee's written employment agreement; and otherwise shall mean the inability of such optionee substantially to perform such optionee's duties and responsibilities for a continuous period of six months.

        (b) Death. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

        (c) Termination for Cause. Unless otherwise specified in the Agreement relating to an option, if the employment of the holder of such option is terminated by the Company for Cause, such option shall terminate automatically on the date of such termination. For purposes of this Plan, "Cause" shall, with respect to any optionee who at such time has a written employment agreement with the Company, have the meaning ascribed thereto in such agreement and (i) shall also include an optionee's termination of his employment for any reason, but
(ii) shall not include termination by reason of an optionee's Total Disability notwithstanding any language to the contrary in such employment agreement; and otherwise shall mean the willful and continued failure to substantially perform the duties with the Company (other than a failure resulting from the optionee's Total Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company's executives, any act of dishonesty, commission of a felony or a significant violation of any statutory or common law duty of loyalty to the Company, or such optionee's termination of his employment for any reason.

        (d) Other Termination. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company is terminated by the Company for any reason other than Total Disability, death or for Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment, and (ii) the expiration date of the term of such option; provided, however, that if the optionee's employment with the Company is terminated by the Company within the nine-month period following the consummation of a Transaction (as defined in Section 4.8(a)) for any reason other than Total Disability, death or for Cause, each option held by such optionee shall become fully exercisable, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option; provided further, that if the optionee's employment with the Company is terminated by the Company at any other time for any reason other than Total Disability, death or for Cause, the Committee may, in its sole and absolute discretion, provide that each option held by such optionee shall become fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months after the effective date of such optionee's termination of employment and
(ii) the expiration date of the term of such option.

        (e) Death Following Termination of Employment. Unless otherwise specified in the Agreement relating to an option, if an optionee dies during the period set forth in Section 2.3(a) following termination of employment by reason of Total Disability, or if an optionee dies during the period set forth in
Section 2.3(d) following termination of employment by the Company for any other reason other than Total Disability, death or for Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of
(i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

        III. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

             3.1. ELIGIBILITY. Each member of the Board of Directors of the Company who is not an employee, either full-time or part-time, of the Company or any Subsidiary (a "non-employee director") shall be granted options to purchase shares of Common Stock in accordance with this Article III. All options granted under this Article III shall constitute non-qualified stock options.

             3.2. GRANTS OF STOCK OPTIONS. Each non-employee director shall be granted non-qualified stock options as follows:

             (a) Time of Grant. Commencing on July 1, 1997 (or, if later, on the date on which a person is first elected or begins to serve as a non-employee director other than by reason of termination of employment with the Company or any Subsidiary), and, on each January, April, July and October thereafter, each person who is a non-employee director on such date shall be granted an option to purchase 3,750 shares of Common Stock (which amount shall be pro-rated if such person is first elected or begins to serve as a non-employee director on a date other than the dates set forth above) at a purchase price per share equal to the Fair Market Value of the Common Stock on the date of grant of such option.

             (b) Option Period and Exercisability. Each option granted under this Article III shall be fully exercisable on and after its date of grant. Each option granted under this Article III shall expire five years after its date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Options granted under this Article III shall be exercisable in accordance with Section 3.2(c).

             (c) Termination of Directorship.

                 (i) Total Disability. Unless otherwise specified in the Agreement relating to an option, if an optionee's directorship with the Company terminates by reason of Total Disability, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of directorship and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of directorship and (ii) the expiration date of the term of such option. For purposes of this Plan, "Total Disability" of a non-employee director shall mean the inability of such optionee substantially to perform such optionee's duties and responsibilities as a director for a continuous period of six months.

                 (ii) Death. Unless otherwise specified in the Agreement relating to an option, if an optionee's directorship with the Company terminates by reason of death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

                 (iii) Termination for Cause. Unless otherwise specified in the Agreement relating to an option, if the holder of such option is removed from the Board of Directors for Cause, such option shall terminate automatically on the date of such termination.

                 (iv) Other Termination. Unless otherwise specified in the Agreement relating to an option, if an optionee's directorship with the Company is terminated by the Company for any reason other than Total Disability, death or for Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of directorship and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of directorship and (ii) the expiration date of the term of such option.

                 (v) Death Following Termination. Unless otherwise specified in the Agreement relating to an option, if an optionee dies during the period set forth in Section 3.2(c)(i) following termination of directorship by reason of Total Disability, or if an optionee dies during the period set forth in Section 3.2(c)(iv) following termination of directorship by the Company for any other reason other than Total Disability, for Cause or death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

                                  IV. GENERAL


        4.1. EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1997 annual meeting of the stockholders, shall become effective as of March 28, 1997, the date of approval of this Plan by the Board of Directors. No option may be exercised prior to the date of such stockholder approval. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination.

             4.2. AMENDMENTS.

             (a) The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 4.7), or
(b) extend the term of this Plan; and, provided, further, that this Plan shall not be amended in a manner which fails to comply with Rule 16b-3(c)(2)(ii)(B) under Section 16 of the Exchange Act. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder or effect any change inconsistent with Section 422 of the Code; provided further, that the number of shares of Common Stock subject to an option granted to non-employee directors pursuant to Article III, the purchase price therefor, the date of grant of any such option, the termination provisions relating thereto, and the category of persons eligible to be granted such options shall not be amended more than once every six months, other than to comply with changes in the Code, or the rules and regulations thereunder.

             (b) Without the prior approval of the stockholders of the Company, except as provided in Section 4.7 hereof, no option issued under this Plan shall be repriced or regranted at a lower option price or replaced by an option with a lower option price.

             4.3. AGREEMENT. No option shall be valid until an Agreement is executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

             4.4. NON-TRANSFERABILITY. No option hereunder shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such option. Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder, such option and all rights thereunder shall immediately become null and void.

             4.5. TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. Unless otherwise provided in an Agreement relating to an option, the optionee may elect that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the "Tax Date") in the minimum statutory amount necessary to satisfy any such obligation or (ii) the optionee satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the minimum statutory amount necessary to satisfy any such obligation, (C) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) any combination of (A), (B) and (C), in each case to the extent not prohibited by the Agreement relating to the option. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and that in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying any such obligation be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

            4.6. RESTRICTIONS ON SHARES. Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            4.7. ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the limitation on option grants set forth in Section 1.4, the number and class of securities for which options are to be granted to non-employee directors pursuant to Article III, the number and class of securities subject to each outstanding option and the purchase price per security shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final and binding. If any adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

             4.8. EFFECT OF CERTAIN TRANSACTIONS.

             (a) In the event that the Company enters into an agreement (a) to dispose of all or substantially all of its assets, in contemplation of the distribution of the net proceeds of such sale to the Company's shareholders, or
(b) to consummate a merger or consolidation in which the Company is not the surviving or resulting corporation, or in the event the persons who, as of the date of the adoption of this Plan by the Board of Directors, hold 60% or more of the outstanding capital stock of the Company enter into an agreement to sell all of such stock (such distribution, merger, consolidation or sale being hereinafter referred to as a "Transaction"), then (unless otherwise specified in the Agreement relating to an option), the Committee shall provide, at its election made in its sole and absolute discretion, for one or more of the following: (i) for each outstanding option, whether or not then exercisable, to be replaced with a comparable option to purchase shares of capital stock of a successor or purchasing corporation or parent thereof, or (ii) for each outstanding option, whether or not then exercisable, to be assumed by a successor or purchasing corporation or parent thereof (and, in the event of such assumption, each outstanding option shall continue to be exercisable, on the terms and subject to the conditions set forth in, and in cumulative amounts at the times provided in, the Agreement relating to such option but shall, from and after the consummation of such Transaction, be exercisable for the capital stock, cash and/or other property received by the common stockholders of the Company in such Transaction in an amount equal to what the holder of such option would have received had he exercised such option immediately prior to the consummation of such Transaction), or (iii) for each outstanding option, whether or not then exercisable, to become exercisable during such period prior to the scheduled consummation of such Transaction as may be specified by the Committee; provided, however, that such elections of the Committee shall apply identically, by their terms, to all holders of options granted under this Plan (unless otherwise required by an Agreement). In the event the Committee elects to cause the options not then otherwise exercisable to become exercisable prior to such Transaction (an "Accelerated Option"), any exercise of an Accelerated Option shall be conditioned upon, and shall be effective only concurrently with, the consummation of such Transaction; and if such Transaction is not consummated, the exercise of such Accelerated Options shall be of no further force or effect (and an optionee may elect, with respect to the exercise during such period of an option that was otherwise exercisable, to so condition such exercise upon the consummation of the Transaction). All options not exercised prior to the consummation of such Transaction (and which are not being assumed by a successor or purchasing corporation or parent thereof) shall terminate and be of no further force or effect as of the consummation of such Transaction.

             (b) With respect to any optionee who is subject to Section 16 of the Exchange Act, (i) notwithstanding the exercise periods set forth in Section
2.3 and 3.2(c), or as set forth pursuant to such Section in any Agreement to which such optionee is a party, and (ii) notwithstanding the expiration date of the term of such option, in the event the Company is involved in a business combination that is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction") or pursuant to which such optionee receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then each option (or option in substitution thereof) held by such optionee shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the latest of (x) the date set forth pursuant to the then applicable paragraph of Section 2.3, 3.2(c) or the expiration date of the term of the option, as the case may be, (y) the date which is six months and one day after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such optionee may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

             4.9. NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

             4.10. RIGHTS AS STOCKHOLDER. No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock which are subject to an option hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

             4.11. DESIGNATION OF BENEFICIARY. If permitted by the Company, an optionee may file with the Committee a written designation of one or more persons as such optionee's beneficiary or beneficiaries (both primary and contingent) in the event of the optionee's death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

             Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee's lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

             If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee's executor, administrator, legal representative or similar person.

             4.12. GOVERNING LAW. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

            4.13. FOREIGN EMPLOYEES. Without amending this Plan, the Committee may grant options to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

                                    THQ INC.
                          27001 AGOURA ROAD, SUITE 325
                       CALABASAS HILLS, CALIFORNIA 91301

                      2000 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes Brian J. Farrell and Fred Gysl, and each of them the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with all the shares of Common Stock of THQ Inc. ("the Company"), standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held on July 21, 2000 at the Hyatt Westlake Plaza, 880 South Westlake Boulevard, Westlake Village at 1:00 p.m., Pacific Daylight Time and any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

                    FOR                                   2. STOCK OPTION PLAN PROPOSAL:
                   all the               WITHHOLD            To approve the amendment to the
                  nominees    ABSTAIN    AUTHORITY           Company's 1997 Stock Option Plan to (a)
1. ELECTION         [ ]         [ ]         [ ]              restrict the number of shares of Common   FOR   AGAINST   ABSTAIN
   OF DIRECTORS:                                             Stock for which new option grants may     [ ]     [ ]       [ ]
                                                             be made in any fiscal year to any one
   NOMINEES:  L. Greg Ballard                                single person to 300,000 shares, (b) authorize the Compensation
              Lawrence Burstein                              Committee in limited circumstances to grant replacement options
              Brian J. Farrell                               for the tax and accounting benefit of the Company; provided that
              Bruce Jagid                                    such replacement options shall not include additional benefits and
              Jeffrey C. Lapin                               shall have an exercise price that is not lower than the option being
              James L. Whims                                 replaced, (c) make certain technical, clarifying changes to the tax withholding and adjustment provisions of the Plan:
   FOR, except vote withheld from the following
   nominees:

   ____________________________________________
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE          THE BOARD OF DIRECTORS RECOMMENDS A VOTE
   ELECTION OF DIRECTORS.                                    FOR THE APPROVAL OF THE STOCK OPTION PLAN PROPOSAL


                                                             3. For the proxies, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

                                                             This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder, if no direction is made, this proxy will be voted FOR the election of the nominees listed above under Election of Directors and FOR the Stock Option Plan Proposal.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT.

Signature(s) ____________________________________ Dated: ________________, 2000

Please sign exactly as the name(s) appears hereon. When shares are held by join tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the authorized officer. If a partnership or limited liability company, or any other entity, please sign entity's name by authorized person.